Pacific Select Fund NSAR 12-31-04
Exhibit 77Q1(b) Copy of text described in sub-item 77D

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Amendments to Investment Practices

Resolution 1

Blue Chip and Aggressive Growth Portfolios

WHEREAS, the investment practice of the Blue Chip and Aggressive Growth Portfolios currently does not restrict the amount invested in options; and

WHEREAS, A I M Capital Management, Inc., portfolio manager of the Blue Chip and Aggressive Growth Portfolios, desires that the Portfolio's investment practice be amended to prohibit the purchase of options if, at the time of investment, the aggregate premiums paid for the options will exceed 5% of each Portfolio's assets; therefore it is:

RESOLVED, that effective July 23, 2004, the investment practice of the Blue Chip and Aggressive Growth Portfolios be, and hereby is, amended to prohibit the purchase of options if, at the time of investment, the aggregate premiums paid for the options will exceed 5% of each Portfolio's assets.


Resolution 2

Inflation Managed and Managed Bond Portfolios

WHEREAS, Pacific Investment Management Company LLC, portfolio manager of the Inflation Managed and Managed Bond Portfolios, desires that each Portfolio's investment practice be amended to clarify inclusion of total return swaps as part of each Portfolio's allowable investments; therefore it is:

RESOLVED, that effective July 23, 2004, the investment practice of the Inflation Managed and Managed Bond Portfolios be, and hereby is, amended to allow investments in total return swaps to the extent permitted under the Investment Company Act of 1940, as amended.

WHEREAS, the investment practice of the Inflation Managed and Managed Bond Portfolios currently allows investment in foreign securities, including foreign debt securities, up to 20% of each Portfolio's assets; and

WHEREAS, Pacific Investment Management Company LLC, portfolio manager of the Inflation Managed and Managed Bond Portfolios, desires that each Portfolio's investment practice be amended to increase the limitation in investments in foreign securities denominated in foreign currencies to 30% of each Portfolio's assets; therefore it is:

RESOLVED, that effective July 23, 2004, the investment practice of the Inflation Managed and Managed Bond Portfolios be, and hereby is, amended to allow investments in foreign securities denominated in foreign currencies up to 30% of each Portfolio's assets.


Resolution 3

Pacific Select Fund
Change to Fundamental Investment Restrictions

WHEREAS, under the current fundamental investment restrictions for the Fund, the restriction of investing in any security if, as a result of such investment, a Portfolio would hold more than 10% of the outstanding voting securities of an issuer (the "10% limit"), applies to 100% of a Portfolio's assets; and

WHEREAS, Pacific Life Insurance Company, the Adviser of Pacific Select Fund, desires that the fundamental investment policy be amended in accordance with the Investment Company Act of 1940, as amended, effective January 1, 2005, to apply the 10% limit only to 75% of a Portfolio's assets; therefore it is:

RESOLVED, that effective January 1, 2005, subject to shareholder approval, the fundamental investment restrictions for each Portfolio except the Money Market, Comstock, Real Estate and Mid-Cap Growth Portfolios be, and hereby is, amended to allow each Portfolio hold more than 10% of the outstanding voting securities of an issuer with respect to 25% of a Portfolio's assets.


Resolution 4

Growth LT Portfolio

WHEREAS, the current investment goal for the Growth LT Portfolio states that the portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital; and

WHEREAS, Pacific Life Insurance Company, the Adviser of Pacific Select Fund, desires that the investment goal be changed so that it states that the portfolio seeks long-term growth of capital; therefore it is:

RESOLVED, that effective January 1, 2005, subject to shareholder approval, the investment goal for the Growth LT Portfolio be, and hereby is, amended to state that the portfolio seeks long-term growth of capital.


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